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                                                                   EXHIBIT 10.17


                  LEASE MODIFICATION AND EXTENSION AGREEMENT


         AGREEMENT made as of this 30th day of April, 1993, by and between 1185 AVENUE OF THE AMERICAS ASSOCIATES, a New York limited partnership having an office at 60 East 42nd Street, New York, New York 10165 (hereinafter referred to as "Sublessor"), and JPS CONVERTER AND INDUSTRIAL CORP., a Delaware corporation having an office at 555 North Pleasantburg Drive, Greenville, South Carolina 29607 (hereinafter referred to as "Sublessee").

                             W I T N E S S E T H:

         WHEREAS, the parties hereto are Sublessor and Sublessee, respectively, under that certain Agreement of Sublease, dated as of June 1, 1988, as modified and extended pursuant to Lease Modification and Extension Agreement, dated as of April 8, 1991, (which sublease, as modified and extended, is hereinafter called the "Sublease") covering approximately 12,454 rentable square feet on the 14th floor (the "Subleased Premises") in the building located at 1185 Avenue of the Americas, New York, New York, (the "Building"); and
         WHEREAS, the parties hereto wish to extend further the term of the Sublease and to modify the terms thereof in the manner hereinafter set forth.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:
         1. The term of the Sublease is hereby extended for a period of two years (less one (1) day), commencing June 1, 1993 and expiring on May 30, 1995 (unless sooner terminated pursuant to the terms hereof), upon all of the terms, covenants and conditions as are now provided in the Sublease (except as provided in Paragraph 2 hereof), unless any such terms, covenants or conditions shall hereafter be modified by agreement of the parties prior to May 30, 1995, it being expressly understood and agreed that the fixed

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annual rent (together with the base tax year set forth in Article 42 for Tax
Escalation rent and the base year set forth in Article 43 for Operating Expense Escalation rent) referred to in the Sublease shall continue unchanged during the extended term except as otherwise expressly provided in the Sublease.
         2.      A.       Provided that Sublessee is not in default under any
of the terms, covenants and conditions of the Sublease, Sublessee shall be granted a rent credit against the fixed annual rent payable under the Sublease (excluding the ERIF portion thereof referred to in Article 44) in the total amount of $66,421.22 to be applied against the first two (2) monthly installments of fixed annual rent due under the Sublease.
                          If the term of this Sublease is terminated by virtue
of default of Sublessee hereunder, then in such event, in addition to all other damages and remedies herein provided and provided by law for Sublessor, Sublessor shall also be entitled to the return of the total dollar amount of the aforedescribed rent credit heretofore enjoyed by Sublessee hereunder, which sum shall be deemed additional rent due and owing prior to such termination of this Sublease. The obligation of Sublessee to pay such additional rent (or damages) to Sublessor shall survive the expiration or sooner termination of the term of this Sublease.
                 B. The provisions of Articles 51 and 53 shall not apply to this Agreement or to the extended term of the Sublease.
         3. Sublessee understands and agrees that it will accept possession of the Subleased Premises for the extended term of the Sublease in its then "as is" condition, and Sublessor shall have no obligation to do any work in and to the Subleased Premises in connection with this Agreement or the extended term of the Sublease.
         4. Sublessor and Sublessee each represents and warrants to the other that it has neither consulted or negotiated with any broker or finder with regard to the Subleased Premises, and Sublessor and Sublessee each agrees to indemnify, defend and save harmless the other from and against any claims for fees or commissions from anyone with whom it has dealt in connection with the Subleased Premises or the Sublease.
         5. Except as herein modified, all of the other terms, covenants and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed.
         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their





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respective legal representatives, successors and permitted assigns.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     1185 AVENUE OF THE AMERICAS ASSOCIATES
                                     (Sublessor)

                                     By:      W&M Properties, Inc., as Agent


                                     By:
                                              --------------------------------
                                                  Executive Vice-President

                                     JPS CONVERTER AND INDUSTRIAL CORP.
                                     (Sublessee)


                                     By:
                                              --------------------------------
                                                  President





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